INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees and Shareholders of:
        Tomorrow Long-Term Retirement Fund
        Tomorrow Medium-Term Retirement Fund
        Tomorrow Short-Term Retirement Fund

We consent to the use of our report dated January 20, 2000 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



                                                 KPMG LLP



New York, New York
April 26, 2000